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[LETTERHEAD OF KEVIN P. MARTIN & ASSOCIATES, P.C.]

               CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated March 4, 2003 on the audit of the financial statements of BCA Associates Limited Partnership, f/k/a C & M Associates as of December 31, 2002. We also consent to our firm under the caption of "Experts."


                                        /s/ Kevin P. Martin & Associates, P.C.
                                        KEVIN P. MARTIN & ASSOCIATES, P.C.

March 27, 2003
Braintree, MA 02184